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Exhibit 21.1

                          GST Telecommunications, Inc.

                     Significant Subsidiaries as of 12/31/98

GST USA, Inc., a Delaware corporation
GST Telecom Inc., a Delaware corporation
GST Equipment Funding, Inc., a Delaware corporation
GST Network Funding, Inc., a Delaware corporation
GST Net, Inc., a Delaware corporation
GST Call America, Inc., a California corporation
TotalNet Communications, Inc., a Texas corporation
ICON Communications Corp., a Washington corporation


                                  GST USA, Inc.

                     Significant Subsidiaries as of 12/31/98

GST USA, Inc., a Delaware corporation
GST Telecom Inc., a Delaware corporation
GST Equipment Funding, Inc., a Delaware corporation
GST Network Funding, Inc., a Delaware corporation
GST Net, Inc., a Delaware corporation
GST Call America, Inc., a California corporation
TotalNet Communications, Inc., a Texas corporation
ICON Communications Corp., a Washington corporation